                                                                   Exhibit 10.11



                              TAX SHARING AGREEMENT

                                     BETWEEN

                                 AIRBORNE, INC.

                                       AND

                                  ABX AIR, INC.



                          __________________ ___, 2003

                               TABLE OF CONTENTS


                                                                    Page
                                ARTICLE I
                               DEFINITIONS

                                ARTICLE II
     RESPONSIBILITY FOR TAXES; PREPARATION AND FILING OF TAX RETURNS

Section 2.1  Responsibility for Taxes ..............................  4
Section 2.2  Preparation of Tax Returns ............................  4

                               ARTICLE III
                               TAX CONTESTS

Section 3.1  Notice ................................................  5
Section 3.2  Control of Tax Contests                                  5

                                ARTICLE IV
              REFUNDS; TAX BENEFITS; TAX SHARING AGREEMENTS

Section 4.1  Refunds ...............................................  6
Section 4.2  Tax Sharing Agreements ................................  6

                                ARTICLE V
                 COOPERATION AND EXCHANGE OF INFORMATION

Section 5.1  Cooperation ...........................................  6
Section 5.2  Retention of Records ..................................  7

                                ARTICLE VI
                                 PAYMENTS

Section 6.1  Method of Payment .....................................  7
Section 6.2  Interest ..............................................  7
Section 6.3  Characterization of Payments ..........................  7
Section 6.4  Time of Indemnification Payment .......................  8

                               ARTICLE VII
                         MISCELLANEOUS PROVISIONS

Section 7.1  Entire Agreement ......................................  8
Section 7.2  Dispute Resolution ....................................  8
Section 7.3  Governing Law .........................................  8
Section 7.4  Notices ...............................................  8
Section 7.5  Agent .................................................  8
Section 7.6  Amendment .............................................  9

                               TABLE OF CONTENTS
                                   (continued)


                                                                    Page
Section 7.7       Counterparts ....................................   9
Section 7.8       Binding Effect; Assignment ......................   9
Section 7.9       Severability ....................................   9
Section 7.10      Waiver of Breach ................................   9
Section 7.11      Amendment and Execution .........................   9
Section 7.12      Authority .......................................  10
Section 7.13      Descriptive Headings ............................  10
Section 7.14      Additional Assurances ...........................  10

                              TAX SHARING AGREEMENT

     This Tax Sharing Agreement (this "Agreement") is entered into on _______________ ____, 2003 by and among Airborne, Inc., a Delaware corporation ("Airborne"), and ABX Air, Inc., a Delaware corporation and wholly-owned subsidiary of Airborne ("ABX"). Airborne and ABX are sometimes referred to herein individually as a "party" or collectively as the "parties."

                                    RECITALS

     WHEREAS, Airborne and DHL Worldwide Express B.V., a company organized and existing under the laws of the Netherlands ("DHL"), have entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Atlantis Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of DHL, will merge with and into Airborne (the "Merger"), provided that all of the conditions precedent to the Merger set forth in the Merger Agreement have been satisfied;

     WHEREAS, subject to the terms and conditions set forth in the Merger Agreement, prior to the Effective Time, Airborne shall effect the transactions contemplated by the Separation Agreement (as defined herein; capitalized terms used but not defined herein are used as therein defined) and certain other agreements identified therein (such transactions, the "Separation"), in each case pursuant to and in accordance with the terms of such agreements.

     WHEREAS, as of the Effective Time (as defined below), ABX will cease to be a member of the Airborne Consolidated Group (as defined below); and

     WHEREAS, in connection with the transactions contemplated under the Separation Agreement, the parties hereto wish to provide for the payment of Taxes (as defined herein) and entitlement to Refunds thereof, allocate responsibility and provide for cooperation in connection with the filing of returns in respect of Taxes, and provide for certain other matters relating to Taxes.

     NOW, THEREFORE, in consideration of the agreements herein contained and intending to be legally bound hereby, Airborne and ABX hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     For the purpose of this Agreement the following capitalized terms are defined in this Article I.

     Section 1.1 "ABX" has the meaning set forth in the preamble and shall include for all purposes of this Agreement its Subsidiaries.

     Section 1.2   "Airborne" has the meaning set forth in the preamble.

     Section 1.3 "Airborne Consolidated Group" means (i) Airborne and those members of the affiliated group (as defined in Section 1504 of the Code) of which Airborne is the parent and which file a consolidated federal Tax Return with Airborne and (ii) any corporations which filed consolidated or combined state or local returns with Airborne. Notwithstanding the foregoing, ABX shall cease to be a member of the Airborne Consolidated Group after the Effective Time, and shall not be a member of the Airborne Consolidated Group for any Post-Effective Taxable Period.

     Section 1.4    "Code" means the Internal Revenue Code of 1986, as amended.

     Section 1.5 "Effective Date" has the meaning given to such term in the Merger Agreement.

     Section 1.6 "Effective Time" has the meaning given to such term in the Merger Agreement.

     Section 1.7 "Final Determination" means the final resolution of liability for any Tax, which resolution may be for a specific issue or adjustment or for a taxable period: (i) by Internal Revenue Service Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the taxpayer, or by a comparable form under the laws of a state or local Taxing Jurisdiction, except that a Form 870 or 870-AD or comparable form shall not constitute a Final Determination to the extent that it reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for Refund or the right of the Taxing Jurisdiction to assert a further deficiency in respect of such issue or adjustment or for such taxable period (as the case may be); (ii) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable; (iii) by a closing agreement or accepted offer in compromise under Sections 7121 or 7122 of the Code, or a comparable agreement under the laws of a state or local taxing jurisdiction; (iv) by any allowance of a Refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such Refund may be recovered (including by way of offset) by the jurisdiction imposing such Tax; or (v) by any other final disposition, including by reason of the expiration of the applicable statute of limitations or by mutual agreement of the parties.

     Section 1.8 "Indemnified Party" means any party entitled to indemnification hereunder.

     Section 1.9 "Indemnifying Party" means any party obligated to provide indemnification hereunder.

     Section 1.10   "IRS" means the Internal Revenue Service.

     Section 1.11 "Merger" has the meaning given that term in the Recitals hereof.

     Section 1.12 "Merger Agreement" has the meaning given that term in the Recitals hereof.

     Section 1.13 "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     Section 1.14 "Post-Effective Taxable Period" means a taxable period that, to the extent it relates to ABX and its Subsidiaries, begins after 11:59 p.m. on the Effective Date.

     Section 1.15 "Pre-Effective Taxable Period" means a taxable period that, to the extent it relates to ABX and its Subsidiaries, ends on or before 11:59 p.m. on the Effective Date.

Section 1.16 "Proceeding" means any audit or other examination, judicial or administrative proceeding relating to liability for, or Refunds or adjustments with respect to, Taxes.

Section 1.17 "Refund" means any refund of Taxes, including any reduction in Tax Liabilities by means of a credit, offset or otherwise.

     Section 1.18 "Separation Agreement" means the Master Separation Agreement by and among Airborne, ABX and Wilmington Air Park, LLC.

     Section 1.19 "Straddle Period" means any period that begins before and ends after the Effective Date.

     Section 1.20 "Subsidiary" means with respect to any specified Person, any corporation, any limited liability company, any partnership or other legal entity of which such Person or its Subsidiaries owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body.

     Section 1.21 "Tax" (a) means any foreign, federal, state, county or local income, sales, use, excise, franchise, ad valorem, real and personal property, transfer, gross receipt, stamp, premium, profits, customs, duties, windfall profits, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding taxes, fees, assessments or charges of any kind whatever imposed by any Taxing Jurisdiction, any interest and penalties (civil or criminal), additions to tax, payments in lieu of taxes or additional amounts related thereto or to the nonpayment thereof, and any loss in connection with the determination, settlement or litigation of any Tax liability, and (b) shall include any liability in respect of an amount described in clause (a) of this definition resulting from the application of Treasury Regulations Section 1.1502-6 or similar provision under state or local law, or as a transferee.

     Section 1.22   "Tax Benefit" has the meaning set forth in Section 2.1(d).

     Section 1.23 "Tax Contest" means an audit, review, examination, or any other administrative or judicial proceeding with the purpose or effect of redetermining any Taxes (including any administrative or judicial review of any claim for Refund).

     Section 1.24 "Taxing Jurisdiction" means the United States and every other government or governmental unit, whether domestic or foreign, having jurisdiction to tax Airborne, ABX or any of their respective affiliates.

     Section 1.25   "Tax Liability" means all liabilities for Taxes.

     Section 1.26 "Tax Return" means any return, report, filing, statement, questionnaire, declaration or other document that has been or is required to be filed with a Taxing Jurisdiction in respect of Taxes.

                                   ARTICLE II
         RESPONSIBILITY FOR TAXES; PREPARATION AND FILING OF TAX RETURNS

     Section 2.1    Responsibility for Taxes.

          (a) Airborne shall be responsible for and indemnify and hold harmless ABX and its successors and assigns from (i) any liability for Taxes of ABX with respect to a Pre-Effective Taxable Period (except for liability for Taxes resulting from any transaction, other than as contemplated in the Merger Agreement or any Ancillary Agreement, by ABX that is out of the ordinary course of business and that occurs after the Effective Time but during a Pre-Effective Taxable Period), (ii) any Taxes of Airborne or any member of the Airborne Consolidated Group by reason of ABX being severally liable for such Taxes pursuant to Treasury Regulations Section 1.1502-6 or any analogous provision of state or local law, (iii) any Taxes that are imposed on Airborne, any member of the Airborne Consolidated Group, ABX or any other Person as a result (in whole or in part) of the transactions contemplated by the Separation Agreement or the Merger, and (iv) any costs and expenses related to any of the foregoing (including, without limitation, reasonable legal, accounting, appraisal, consulting or similar fees and expenses).

          (b) ABX shall be responsible and indemnify and hold harmless Airborne for (i) all Taxes of ABX with respect to a Post-Effective Taxable Period, (ii) liability for Taxes resulting from any transaction by ABX that is out of the ordinary course of business, other than as contemplated in the Merger Agreement or any Ancillary Agreement, and that occurs after the Effective Time but during a Pre-Effective Taxable Period, and (iii) any costs and expenses related to any of the foregoing (including, without limitation, reasonable legal, accounting, appraisal, consulting or similar fees and expenses).

          (c) In the case of a Straddle Period, the amount of Taxes payable for a portion of a period shall be the amount (based on a closing of the books) which would have been payable if that portion of a period constituted a separate taxable period beginning on the date such portion of a period began and ending at the time such portion of a period ended or in such other manner as the parties may agree.

          (d) If any payment under this Section 2.1 is treated under Section 6.3(ii) of this Agreement as deductible by the party making such payment, then any indemnification obligation provided under this Agreement with respect to such amount shall be reduced (at the time and in the manner described in Section 2.1(e) below) by the reduction in the indemnitee's liability for Taxes as a result of such deduction (a "Tax Benefit"). If an indemnitee realizes any such Tax Benefit and the amount of the indemnification payment has not already been reduced to reflect such Tax Benefit, then such indemnitee shall pay an amount to the indemnitor equal to the Tax Benefit realized, provided that in the event an amount payable to the indemnitee is reduced by the amount of such Tax Benefit and there is a disallowance of such Tax Benefit by a taxing authority such that the indemnitee is not entitled to all or any portion of such Tax Benefit, then the indemnitor shall pay to the indemnitee the amount of such Tax Benefit that was disallowed.

          (e)  A Tax Benefit will be considered to be realized for purposes of
Section 2.1(d) and this Section 2.1(e) on (A) the date on which the Tax Benefit is received as a Refund of Taxes, or (B) to the extent that the Tax Benefit is not received as a Refund of Taxes but rather is claimed as an item that reduces liability for Taxes (on a with and without basis), the due date (including extensions) of the Tax Return that reflects such change in liability for Taxes. Notwithstanding anything herein to the contrary, the indemnitee shall determine whether, for purposes of this Section 2.1, a Tax Benefit is available to the indemnitee in respect of the relevant indemnifiable claim, provided that such determination shall be reasonable and shall be made in good faith. The indemnitor shall have the opportunity to reasonably review and comment on the indemnitee's calculation of the Tax Benefit realized (including a calculation pursuant to which it is determined that there is no Tax Benefit available to the indemnitee), provided that the indemnitee shall make the final determination of how to report any items on its Tax Return.

     Section 2.2    Preparation of Tax Returns.

          (a) Airborne shall cause ABX to join, for any Pre-Effective Taxable Period for which ABX is required to do so, and may cause ABX to join for any such period or return for which ABX is eligible but not required to do so, in all federal, state or local consolidated combined or unitary Tax Returns of the Airborne Consolidated Group. Airborne shall prepare and timely file all such federal, state or local consolidated combined or unitary Tax Returns and shall timely pay all Taxes with respect to such Tax Returns.

          (b) Airborne shall prepare (or cause to be prepared) and ABX shall timely file (or cause to be timely filed) any Tax Return relating to ABX for any Pre-Effective Taxable Period that is required to be filed after the Effective Date other than those required to be filed by Airborne pursuant to the preceding clause (a) above. ABX shall not be responsible to pay any Taxes with respect to such Tax Return. Instead, Airborne shall pay to ABX two (2) business days prior to the filing of such Tax Return the amount due on such Tax Return, and ABX shall timely pay such amount to the Governmental Authority imposing the Tax.

          (c) ABX shall prepare and file any Tax Return relating to ABX for any Straddle Period. ABX shall provide a copy of each such Tax Return and any supporting schedules to Airborne at least thirty (30) days before the date such Return is to be filed by ABX for Airborne' review and approval. ABX shall pay all Taxes with respect to such Tax Return, except that Airborne shall pay to ABX two (2) days prior to the filing of a Tax Return with respect to a Straddle Period the amount due on such Return that is the responsibility of Airborne pursuant to Section 2.1.

          (d) All returns and schedules prepared pursuant to this Section 2.2 shall be prepared on a basis consistent with those prepared for prior Tax years unless a different treatment of any item is required by an intervening change in law. ABX may make any necessary changes in the filing of Tax Returns with respect to Post-Effective Taxable Periods provided that no such change results in any tax detriment to Airborne or other members of the Airborne Consolidated Group.

          (e) ABX shall not file any amended Tax Returns with respect to ABX for any Pre-Effective Taxable Period of ABX without Airborne's consent.

                                   ARTICLE III
                                  TAX CONTESTS

     Section 3.1 Notice. Each of the parties shall provide prompt notice to the other party of any pending or threatened Tax audit, assessment or proceeding or other Tax Contest of which it becomes aware related to Taxes for Tax periods for which it is indemnified by the other party hereunder. Such notice shall contain factual information (to the extent known) describing any asserted Tax Liability in reasonable detail and shall be accompanied by copies of any notice and other documents received from any Taxing Jurisdiction in respect of any such matters. If an Indemnified Party has knowledge of an asserted Tax Liability with respect to a matter for which it is to be indemnified hereunder and such party fails to give the Indemnifying Party prompt notice of such asserted Tax Liability, then (i) if the Indemnifying Party is precluded from contesting the asserted Tax Liability in any forum as a result of the failure to give prompt notice, the Indemnifying Party shall have no obligation to indemnify the Indemnified Party for any Taxes arising out of such asserted Tax Liability, and
(ii) if the Indemnifying Party is not precluded from contesting the asserted Tax Liability in any forum, but such failure to give prompt notice results in a monetary detriment to the Indemnifying Party, then any amount which the Indemnifying Party is otherwise required to pay the Indemnified Party pursuant to this Agreement shall be reduced by the amount of such detriment.

     Section 3.2 Control of Tax Contests. Each party shall have full responsibility and discretion in handling, settling or contesting any Tax Contest involving a Tax for which it is liable pursuant to Section 2.1 of this Agreement; provided, however, that Airborne shall have full responsibility and discretion in handling, settling or contesting any Tax Contest with respect to a consolidated or combined federal or state income Tax Return of the Airborne Consolidated Group; provided further, that prior to assuming control of any Tax Contest involving Taxes other than consolidated, combined or unitary income Taxes of the Airborne Consolidated Group, the Indemnifying Party shall agree, by providing written notice to the Indemnified Party, to indemnify the Indemnified Party with respect to any claim in the Tax Contest which would be the subject of indemnification by the Indemnifying Party under Section 2.1 of this Agreement. To the extent a Tax Contest for a Pre-Effective Taxable Period would be reasonably likely to result in a material increase in Taxes of the Indemnified Party in a Post-Effective Taxable Period, then the Indemnified Party may observe the conduct of the relevant portions of any such Tax Contest (through attendance at meetings) and may provide comments to the Indemnifying Party, provided that the Indemnifying Party shall in no way be obligated to act in accordance with such comments. If the Indemnifying Party refuses to control, or fails to assume control on a timely basis, a Tax Contest relating to the defense of any claim for Taxes which may be the subject of indemnification by the Indemnifying Party, the Indemnified Party may conduct, settle, or compromise the Tax Contest in the exercise of its reasonable judgment without affecting the Indemnifying Party's indemnification obligation under this Agreement. If the Indemnified Party assumes the defense of any Tax claim as a result of the Indemnifying Party's refusal or failure to

                                   ARTICLE IV
                  REFUNDS; TAX BENEFITS; TAX SHARING AGREEMENTS

     Section 4.1 Refunds. Any Refunds of Taxes in respect of periods and Taxes for which Airborne is responsible pursuant to Section 2.1 shall be for the account of Airborne and if received by (or credited for the benefit of) ABX or any affiliate of ABX shall be promptly paid over to Airborne (together with any interest paid or credited with respect thereto), net of any Tax cost to ABX of the receipt of such Refund. Any Refunds of Taxes in respect of periods and Taxes for which ABX is responsible pursuant to Section 2.1 shall be for the account of ABX and if received by (or credited for the benefit of) Airborne or any affiliate of Airborne shall be promptly paid over to Airborne (together with any interest paid or credited with respect thereto), net of any Tax cost to Airborne of the receipt of such Refund.

     Section 4.2 Tax Sharing Agreements. Any tax sharing agreement (other than this Agreement) between Airborne and ABX or between ABX and any other Person shall be terminated as of the Effective Date and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

                                   ARTICLE V
                     COOPERATION AND EXCHANGE OF INFORMATION

     Section 5.1 Cooperation. Each party, on behalf of itself and each member of its applicable Group, agrees to provide the other party (or its designee) with such cooperation or information as Airborne (or its designee) reasonably shall request in connection with the determination of any other calculations described in this Agreement, the preparation or filing of any Tax Return or claim for Refund, or the conduct of any Proceeding. Such cooperation and information shall include, without limitation, (i) promptly forwarding copies of appropriate notices and forms or other communications (including, without limitation, information document requests, revenue agent reports and similar reports, notices of proposed adjustments and notices of deficiency) received from or sent to any Taxing Jurisdiction or any other administrative, judicial or Governmental Authority, (ii) upon reasonable notice, providing copies of all relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by taxing authorities, and such other records concerning the ownership and tax basis of property, or other relevant information that such party or any member of such party's Group may possess, (iii) upon reasonable notice, providing such additional information and explanations of documents and information provided under this Agreement (including statements, certificates and schedules delivered by either party) as shall be reasonably requested by the other party (or its designee), (iv) upon reasonable notice, providing any document that may be necessary or reasonably helpful in connection with the filing of a Tax Return, a claim for a Refund, or in connection with any Proceeding, including such waivers, consents or powers of attorney as may be necessary for the other party to exercise its rights under this Agreement, and (v) upon reasonable notice, using reasonable efforts to obtain any documentation from a governmental authority or a third party that may be necessary or reasonably helpful in connection with any of the foregoing. Upon reasonable notice, each party shall make its, or shall cause each member of its applicable Group to make, employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder. Any information obtained under this Section 5.1 shall be kept confidential, except as otherwise required by law or as reasonably may be necessary in connection with the filing of Tax Returns or claims for Refund or in conducting any Proceeding.

     Section 5.2 Retention of Records. Each party agrees to retain all Tax Returns, related schedules and workpapers, and all material records and other documents as required under Code Section 6001 and the regulations promulgated thereunder (and any similar provision of state, local, or foreign Income or other Tax law) existing on the date hereof or created in respect of (i) any taxable period that ends on or before or includes the Effective Date or (ii) any taxable period that may be subject to a claim hereunder, until the later of (x) the expiration of the statute of limitations (including extensions) for the taxable periods to which such Tax Returns and other documents relate and (y) the Final Determination of any payments that may be required in respect of such taxable periods under this Agreement. From and after the end of the period described in the preceding sentence of this Section 5.2, if either party wishes to dispose of any such records and documents, then such party shall provide written notice thereof to the other party and shall provide the other party the opportunity to take possession of any such records and documents within ninety
(90) days after such notice is delivered; provided, however, that if such other party does not, within such ninety (90) day period, confirm its intention to take possession of such records and documents, the notifying party may destroy or otherwise dispose of such records and documents.

                                   ARTICLE VI
                                    PAYMENTS

     Section 6.1 Method of Payment. All payments required by this Agreement shall be made by (a) wire transfer to the appropriate bank account as may from time to time be designated by the parties for such purpose; provided, however, that, on the date of such wire transfer, notice of the transfer is given to the recipient thereof in accordance with Section 7.4 hereof, or (b) any other method agreed to by the parties. All payments due under this Agreement shall be deemed to be paid when currently available funds are actually received by the payee.

     Section 6.2 Interest. Any payment required by this Agreement that is not made on or before the date required hereunder shall bear interest, from and after such date through the date of payment, at the underpayment rate as in effect at such time under Section 6621 of the Code.

     Section 6.3 Characterization of Payments. For all tax purposes, the parties hereto agree to treat, and to cause their respective affiliates to treat, (i) any payment by Airborne required by this Agreement as a contribution by Airborne to ABX occurring immediately prior to the Effective Time and (ii) any payment of interest or non-federal Taxes by or to a Taxing Jurisdiction, as taxable to or deductible by, as the case may be, the party entitled under this Agreement to receive such payment or required under this Agreement to make such payment, in either case except as otherwise mandated by applicable law; provided, however, that in the event it is determined as a result of a Final Determination that any such treatment is not permissible, the payment in question shall be adjusted to place the parties in the same after-tax position they would have enjoyed absent such Final Determination.

     Section 6.4 Time of Indemnification Payment. To the extent an indemnification obligation arises, the Indemnifying Party shall, upon at least ten (10) days' prior notice, make payment pursuant to such indemnification obligation no later than five (5) days prior to the date the Indemnified Party makes a payment of taxes, interest, or penalties with respect to such Tax Liability, including a proposed adjustment of taxes or an assessment of tax deficiency asserted or made by any Taxing Jurisdiction that is premised in whole or part on such Tax Liability, or a payment made in settlement of an asserted tax deficiency.

                                  ARTICLE VII
                            MISCELLANEOUS PROVISIONS

     Section 7.1 Entire Agreement. This Agreement, the Merger Agreement, the other Ancillary Agreements and the Exhibits and Schedules to this Agreement constitute the entire agreement of all the parties and supersede any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or either of them, with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party which is not contained in this Agreement, the Merger Agreement, the other Ancillary Agreements or Schedules or Exhibits to this Agreement and no party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein or therein. All Exhibits and Schedules to this Agreement are expressly made a part of, and incorporated by reference into, this Agreement.

     Section 7.2 Dispute Resolution. Any and all controversies, disputes or claims arising out of, relating to, in connection with or resulting from this Agreement (or any amendment thereto or any transaction contemplated hereby or thereby), including as to its existence, interpretation, performance, non-performance, validity, breach or termination, including any claim based on contract, tort, statute or constitution and any claim raising questions of law, whether arising before or after termination of this Agreement, shall be deemed a Dispute as defined in Section 6.6 of the Separation Agreement and shall be resolved exclusively by, in accordance with, and subject to the limitations set forth in Section 6.6 of the Separation Agreement.

     Section 7.3 Governing Law and Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

     Section 7.4 Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given to a party if delivered in person or sent by overnight delivery (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) on the date of delivery, or if by facsimile, upon confirmation of receipt:

     If to Airborne:                      Airborne, Inc.

                                          3101 Western Avenue
                                          PO Box 662
                                          Seattle, WA 98111-0662
                                          Attention: David C. Anderson
                                          Telephone: 206-281-1005
                                          Telecopier: 206-281-1444

     With a copy (which shall not
     constitute notice) to:               DHL
                                          c/o DHL International
                                          Global Coordination Centre
                                          De Kleetlaan 1
                                          1831 Diegem, Belgium
                                          Attention: Geoffrey Cruikshanks, Esq.
                                          Telephone: 011-32-2-713-48-05
                                          Telecopier: 011-32-2-713-58-08

     If to ABX:                           ABX Air, Inc.
                                          145 Hunter Drive
                                          Wilmington, Ohio 45177
                                          Attention: Joseph C. Hete
                                          Telephone: 937-382-5591
                                          Telecopier: 937-382-2452

     With a copy (which shall not
     constitute notice) to:               O'Melveny & Myers LLP
                                          400 South Hope Street
                                          Los Angeles, CA 90071
                                          Attention: C. James Levin, Esq.
                                          Telephone: 213-430-6578
                                          Telecopier: 213-430-6407


     Section 7.5 Agent. ABX hereby irrevocably appoints Airborne as its agent and limited attorney-in-fact to take any action as Airborne may deem necessary or appropriate to effect the tax sharing contemplated by this Agreement including, without limitation, those actions specified in Treasury Regulation
Section 1.1502-77(a) and analogous provisions of state and local law.

     Section 7.6 Amendments; Waivers. Subject to applicable law, this Agreement may only be amended pursuant to a written agreement executed by each party, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the party against whom such waiver or consent is to be effective. No waiver of any term or provision of this Agreement shall be construed as a further or continuing waiver of such term or provision or any other term or provision.

     Section 7.7 Counterparts. To facilitate execution, this Agreement may be executed in any number of counterparts (including by facsimile transmission), each of which shall be deemed to be an original, but all of which together shall constitute one binding agreement on the parties, notwithstanding that not all parties are signatories to the same counterpart.

     Section 7.8 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. No party to this Agreement may assign its rights or delegate its obligations under this Agreement to any other Person without the express prior written consent of the other parties hereto.

     Section 7.9 Severability. If any provision or any part of any provision of this Agreement shall be void or unenforceable for any reason whatsoever, then such provision shall be stricken and of no force and effect. However, unless such stricken provision goes to the essence of the consideration bargained for by a party, the remaining provisions of this Agreement shall continue in full force and effect and, to the extent required, shall be modified to preserve their validity. Upon such determination that any term or other provision or any part of any provision is void or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     Section 7.10 Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

     Section 7.11 Headings; Certain Construction Rules. The Article, Section and paragraph headings and the table of contents contained in this Agreement are for reference purposes only and do not form a part of this Agreement and do not in any way modify, interpret or construe the intentions of the parties. As used in this Agreement, unless otherwise provided to the contrary, (a) all references to days or months shall be deemed references to calendar days or months and (b) any reference to a "Section," "Article," or "Exhibit" shall be deemed to refer to a section or article of this Agreement or an exhibit or schedule to this Agreement. The words "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless otherwise specifically provided for herein, the term "or" shall not be deemed to be exclusive.

     Section 7.12 Further Actions. At any time and from time to time at the request of a Party, the other Party shall, at its own expense (except as otherwise provided herein), take such action and execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     Section 7.13 Gender, Tense, Etc. Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa.

     Section 7.14 No Third Party Rights. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any Persons other than the parties and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any party, nor shall any provisions give any third Persons any right or subrogation over or action against any party.



                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.



                                         AIRBORNE, INC.


                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________



                                         ABX AIR, INC.


                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________





                    [SIGNATURE PAGE TO TAX SHARING AGREEMENT]